Exhibit 10.6

Rule 10b5-1 Repurchase Plan

(US Issuers)

[DATE]

This plan (the “Plan”) will confirm the agreement between PIMCO Mortgage Income Trust Inc. (the “Issuer”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse has been appointed as the Issuer’s agent to repurchase, on behalf of the Issuer, outstanding shares of the common stock of the Issuer (the “Shares”), in accordance with the terms and conditions set forth in that certain agreement executed by Credit Suisse and the Issuer dated [insert DATE] regarding the purchase by the Issuer of Shares from or through Credit Suisse in accordance with Rule 10b-18 (as defined below) (the “Agreement”) and in accordance herewith (including the Share Trading Formula set forth on Exhibit A). This Plan is being established by the Issuer and is intended to qualify for the affirmative defense and safe harbor provided by Rules 10b5-1 (“Rule 10b5-1”) and 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the terms, conditions and representations of the Agreement (other than paragraph 7 thereof) are hereby deemed to be incorporated by reference herein as of the date hereof. This Plan supplements, forms a part of and is subject to the Agreement. All provisions contained in, or incorporated by reference to, the Agreement will govern this Plan except as expressly modified herein. In the event of any inconsistency between this Plan and the Agreement, this Plan shall govern.

1.

This Plan shall become effective on the date hereof and shall end on the earliest to occur of the following dates: (i) the date on which the aggregate purchase price of the Shares purchased by Credit Suisse in accordance with this Plan equals the Maximum Repurchase Amount specified in Exhibit A hereto; (ii) the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Issuer to authorize or commence any of the foregoing; (iii) the end of the business day (unless another time is specified in writing) following the date of receipt by the non-terminating party of notice of early termination substantially in the form of Exhibit B hereto (in the case of the Issuer); (iv) the failure of the Issuer to perform its payment obligations under the Agreement and (v) six months following the Start Date (as defined in Exhibit A). The Issuer will provide Credit Suisse with immediate notice should an event under subsection (ii) of this paragraph occur.

2.

The Issuer hereby repeats, as of the date hereof, each of the representations and warranties set forth in the Agreement (other than paragraph 7 thereof), and covenants and agrees that it and its “affiliated purchasers” (as defined in Rule 10b-18) have not, as of the date hereof, taken any action that would result in any purchase of Shares by Credit Suisse hereunder to fail to be in accordance with Rule 10b-18 and Rule 10b5-1, and it and they will not take any such action while this Plan is in effect.

3.

The Issuer reserves the right to terminate this Plan or the appointment of Credit Suisse hereunder at any time by giving one business day’s (defined as a day on which the primary stock exchange or quotation system on which the Shares are listed or quoted is open) advance written notice to Credit Suisse in accordance with Exhibit B.

4.

It is the intent of the parties that this Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c). The Issuer acknowledges and agrees that notwithstanding anything in paragraph 3 or paragraph 11 herein or paragraph 5 of the Agreement to the contrary, any suspension, termination or amendment of this Plan by the Issuer or any “distribution” (for the purposes of Regulation M) by the Issuer of Shares (or any securities convertible into or exchangeable or exercisable for Shares) must comply with Rule 10b5-1(c)

5.

As of the date of this Plan, the Issuer is not aware of any material nonpublic information regarding the Issuer or the Shares and is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent Credit Suisse from acting upon the instructions set forth in this Plan. The Issuer shall immediately notify Credit Suisse if it becomes aware of a legal, regulatory or contractual restriction or undertaking that would prevent Credit Suisse from making purchases pursuant to this Plan.

6.

The Issuer is entering into this Plan in good faith and not (i) as part of a plan or scheme to evade the prohibitions of Rule 10b-5 or any other applicable federal or state laws or (ii) to manipulate the price of the Shares (or any security convertible into or exchangeable or exercisable for Shares).

7.

The Issuer will not, while this Plan remains in effect, alter or deviate from the terms of this Plan, and it has not entered into, and will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares (including with respect to any securities convertible into or exchangeable for the Shares).

8.

Until the termination of this Plan, the Issuer agrees not to discuss with Credit Suisse’s Monetization Services Group, which is responsible for repurchases under this Plan, or any other Credit Suisse trading personnel, the Issuer’s business, operations or prospects or any other information likely to affect the value of the Shares. Notwithstanding the above, the Issuer may communicate with Credit Suisse personnel who are not trading personnel and who are not responsible for, and have no ability to influence, the execution of this Plan, provided that no such communication may relate to this Plan or to the activities of Credit Suisse hereunder.

Subject to the terms set forth in this Plan, Credit Suisse shall have full discretion with respect to the execution of all purchases, and the Issuer acknowledges and agrees that it does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases of Shares pursuant to this Plan.

9.

This Plan (i) has been duly authorized by the Issuer; (ii) is a valid and binding agreement of the Issuer, enforceable in accordance with its terms; (iii) is consistent with the Issuer’s publicly announced stock repurchase program; and (iv) is not, to the Issuer’s knowledge, prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Issuer or any of its subsidiaries or any of its or their property or assets.

10.

The Issuer has consulted its own advisors as to legal, tax, business, financial and other relevant aspects of, and has not relied upon Credit Suisse in connection with, the Issuer’s adoption of this Plan, and the Issuer acknowledges that Credit Suisse is not acting as a fiduciary or an advisor for the Issuer. Except as specifically contemplated herein, the Issuer shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Issuer and the transactions contemplated hereby, including, without limitation, reporting and filing requirements.

11.

This Plan (including Exhibit A) constitutes the entire agreement between Credit Suisse and the Issuer with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral and may be modified or amended only in writing entered into by the Issuer and Credit Suisse, at a time when the Issuer is otherwise permitted to effect purchases under Issuer’s trading policies, does not possess material nonpublic information and such modification or amendment is consistent with the Issuer’s trading policy currently in effect. The Issuer acknowledges that terminations of, or modifications or amendments to, a trading plan may affect the Issuer’s ability to rely on Rule 10b5-1. Further, the Issuer and Credit Suisse shall execute a completed and executed Modification Agreement substantially in the form of Exhibit C attached hereto.

12.

This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to such State’s conflict of laws rules to the extent such rules may result in the application of the law of any other state or jurisdiction. The Issuer and Credit Suisse acknowledge and agree that this Agreement is a “securities contract”, as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

13.

This Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or in portable document format or similar electronic form by email (as set forth in the Agreement) shall constitute due and effective delivery thereof.

Please indicate your understanding of and agreement to the foregoing by executing and returning a counterpart hereof.

PIMCO Mortgage Income Trust Inc.

By:

ACCEPTED AND AGREED TO AS OF THE ABOVE DATE:

Credit Suisse Securities (USA) LLC

By:

Exhibit A

Share Trading Formula

Credit Suisse will execute all transactions specified below pursuant to the Plan between Credit Suisse and the Issuer and consistent with the ordinary principles of best execution.

The number of Shares and other share amounts and prices, if applicable, set forth herein shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Shares or any change in capitalization with respect to the Issuer that occurs during the term of this Plan.

Maximum Repurchase Amount: Shares in the open market having a value up to the equivalent of 5% of the gross proceeds received from the initial public offering (“IPO”) of the Issuer, including commissions

Start Date: The first trading day following four full calendar weeks after the pricing of the IPO

End Date: Six months following the Start Date, subject to Section 1 of the Plan.

Price Limit: Between the Start Date and the End Date, Credit Suisse shall purchase, on behalf of the Issuer, Shares as follows:

•	Until the first quarterly earnings release by the Issuer, when the market price per Share falls one penny below 97% of the IPO price.

•	After the first quarterly earnings release by the Issuer through the End Date, when the market price per Share falls one penny below 97% of the most recently published Book Value Per Share.

Book Value Per Share: As of the date of any repurchase, the book value per Share as of the end of the most recent quarterly period as publicly announced by the Company, calculated in accordance with GAAP and adjusted to give effect to any subsequent cash distributions made to holders of Shares from and after the record date of such distribution.

Daily Volume Target: Up to the Rule 10b-18 volume limit

Exhibit B

Request for Early Termination of Repurchase Plan

To: Credit Suisse Securities (USA) LLC:

As of the date hereof, [Issuer] hereby requests termination of the Rule 10b5-1 Repurchase Plan dated as of [                    ]. [Issuer] represents that such request is made in good faith and complies with the requirements of Rule 10b5-1(c) and is not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.

IN WITNESS WHEREOF, the undersigned has signed this Request for Early Termination as of the date specified below.

[ISSUER]

By:
Name:
Title:

Date:

Exhibit C

Modification to Rule 10b5-1 Stock Trading Plan

This modification (the “Modification”) dated                      , 201     amends the Stock trading Plan (the “Plan” entered into on                          , 201     by                      (“Issuer”).

WHEREAS, Issuer wishes to amend the Plan pursuant to Section (Insert Relevant section) of the Plan.

NOW, THEREFORE, Issuer agrees as follows:

1.	The order instructions in the Plan are hereby amended as set forth in [Schedule I] attached hereto

First Trade Date of the “Amended Stock Trading Plan” (as defined below):

(First Trade date: No earlier than (Insert Cooling Off Period (if applicable)) following the date of the Modification.)

Expiration Date of the Amended Stock Trading Plan:

2.

It is understood that all trading under the Plan shall cease upon the execution of the Modification and resume on the First Trade Date of the Amended Stock Trading Plan set forth above and such Modification represents a new contract, instruction or plan (the “Amended Stock Trading Plan”).

3.

The Issuer certifies that as of the date of the Modification they do not possess any material non-public information regarding the Issuer or Shares and that as of the date hereof the Issuer is in an open trading window period.

4.

Client hereby certifies that the representations and warranties in the Plan are true and correct at and as of the date hereof as if made at and as of the date hereof. In addition, that such request is made in good faith and complies with the requirements of Rule 10b5-1 or other applicable securities laws.

Issuer acknowledges all necessary steps have been taken to comply with applicable provisions of the Issuer’s Insider Trading Policies to effect the instructions described herein.

Client	Credit Suisse Securities USA

(Signature)	(Signature)

(Print Name and Title)	(Print Name and Title)

(Date)	(Date)